SUPPLEMENT NO. 2

                                                                TO

                                     PROSPECTUS DATED JUNE 3, 1997

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               1,988,140 SHARES OF COMMON STOCK, $.001 PAR VALUE

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                                                     SANDATA, INC.

The Prospectus of Sandata, Inc. (the "Company") dated June 3, 1997 is hereby supplemented to correct the name(s) of certain "Selling Stockholders" as set forth below:


ORIGINAL NAME                       CORRECTED NAME

ERIC R. ELLIOTT (IRA)            NATIONAL FINANCIAL SERVICES CORP
                                         FBO ERIC R. ELLIOTT (IRA)

PAUL PESCE                               NATIONAL FINANCIAL SERVICES CORP
                                         FBO DR. PAUL PESCE ROLLOVER (IRA)

HANS KOENIG & HANNI          HANS KOENIG TTEE HANS KOENIG REV
KOENIG TTEES HANS               LIVING TRUST U/A 3/6/91
KOENIG REVOCABLE
LIVING TRUST 03-06-91

NORMAN W. PETERSEN           NORMAN W. PETERSEN AND ANN N.
TTEE THE PETERSEN                PETERSEN TTEE PETERSEN FAMILY
FAMILY TRUST 09-28-93          TRUST U/A 9/28/93

RICHARD JUETTEN TTEE         RICHARD L. JUETTEN AND MARIE T.
JUETTEN FAMILY                      JUETTEN TTEE THE JUETTEN FAMILY
TRUST 04-04-91                           TRUST U/A 4/4/91

S. DANIEL PONCE (IRA)             NATIONAL FINANCIAL SERVICES CORP
                                  FBO S. DANIEL PONCE (IRA)

GORDON JAY DOW (IRA)          NATIONAL FINANCIAL SERVICES CORP
                              FBO GORDON J. DOW ROLLOVER (IRA)

YEHUDA SHECHTER                NATIONAL FINANCIAL SERVICES CORP
                               FBO YEHUDA SHECHTER ROLLOVER (IRA)

DAVID BECKHAM TTEE          DAVID N. & ALLYSON M. BECKHAM
THE BECKHAM FAMILY         TTEE THE BECKHAM FAMILY TRUST
TRUST 10-26-95                          U/A 10/26/95

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                                          October 1, 1997